UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Penns Woods Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2005 PROXY

PENNS WOODS BANCORP, INC.

300 Market Street

Williamsport, PA 17701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, APRIL 27, 2005

To Our Shareholders:

Notice is hereby given that the Annual Meeting of holders of Common Stock of Penns Woods Bancorp, Inc., (“the Corporation”) will be held at the Williamsport Branch Office of Jersey Shore State Bank (the “Bank”), 300 Market Street, Williamsport, PA 17701, on Wednesday, April 27, 2005 at 1:00 P.M., for the purpose of considering and voting upon the following matters:

(1)          To elect three (3) Class 3 Directors, to serve for a three-year term that will expire in 2008, and until their successors are elected and qualified;

(2)          To ratify the appointment by the Corporation’s Board of Directors of S.R. Snodgrass, A.C., of Wexford, Pennsylvania, Certified Public Accountants as the independent auditors for the Corporation for the year ending December 31, 2005; and

(3)          To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement thereof.

Holders of record at the close of business on March 7, 2005, shall be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

You are urged to mark, sign, date and promptly return your Proxy in the enclosed postage-paid envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.  The prompt return of your Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional Proxy solicitation.

You are cordially invited to attend the Annual Meeting.  The giving of such Proxy does not affect your right to vote in person at the Annual Meeting, if you give written notice to the President and Chief Executive Officer of the Corporation of your intention to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer

Dated: March 21, 2005

PENNS WOODS BANCORP, INC.

300 Market Street
Williamsport, PA 17701

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, APRIL 27, 2005

Introduction, Date, Time and Place of Annual Meeting

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of PENNS WOODS BANCORP, INC. (the “Corporation”) a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting (the “Annual Meeting”) of holders of Common Stock (the “Common Stock”) of the Corporation to be held on Wednesday, April 27, 2005, at 1:00 P.M., at the Williamsport Branch Office of Jersey Shore State Bank (the “Bank”), 300 Market Street, Williamsport, PA 17701, and any adjournment or postponement thereof.

The main office of the Corporation is located at 115 South Main Street, Jersey Shore, PA 17740.  The telephone number is (570) 398-2213.  All inquiries should be directed to Ronald A. Walko, President and Chief Executive Officer of the Corporation, (570) 322-1111.  The Bank is a wholly owned subsidiary of the Corporation.

Solicitation and Revocability of Proxies

This Proxy Statement and enclosed form of proxy (the “Proxy”) are first being sent to shareholders of the Corporation on or about March 21, 2005. Shares represented by the Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders.  Any Proxy not specifying to the contrary will be voted “FOR” the Class 3 nominees noted, and “FOR” the ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants, as the independent auditors of the Corporation for the year ending December 31, 2005.  The execution and return of the enclosed Proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person if the shareholder gives written notice to the President and Chief Executive Officer of the Corporation.  The cost of assembling, printing, mailing and soliciting Proxies, and any additional material, which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation.  In addition to the solicitation of Proxies by use of the mails, directors, officers and employees of the Corporation and/or the Bank may solicit Proxies by telephone, telegraph or personal interview, with nominal expense to the Corporation.  The Corporation will also pay the standard charges and expenses of brokerage houses or other nominees or fiduciaries for forwarding Proxy soliciting material to the beneficial owners of shares.

A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted (1) by giving written notice of revocation to Ronald A. Walko, President and Chief Executive Officer, Penns Woods Bancorp, Inc., 300 Market Street, P.O. Box 967, Williamsport, PA 17703-0967, (2) by executing a later-dated Proxy and giving written notice thereof to the President and Chief Executive Officer of the Corporation or (3) by voting in person after giving written notice to the President and Chief Executive Officer of the Corporation.

Quorum

Pursuant to the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum for transaction of business at the Annual Meeting.

Voting Securities

Holders of record of the Common Stock, par value $10.00 per share, at the close of business on March 7, 2005 will be entitled to notice of and to vote at the Annual Meeting.  On March 7, 2005 there were 3,321,637 shares of Common Stock outstanding.  Each share of the Common Stock outstanding as of the close of business on March 7, 2005, is entitled to one vote on each matter that comes before the meeting and holders do not have cumulative voting rights with respect to the election of directors.

Under Pennsylvania law and the Bylaws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting.  Votes withheld, abstentions and broker non-votes will be counted in determining the presence of a quorum for the particular matter.

Assuming the presence of a quorum, the three nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected.  Votes withheld from a nominee and broker non-votes will not constitute or be counted as votes cast for such nominee.

Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders at the Annual Meeting is required for the ratification of the independent auditors.  Abstentions and broker non-votes will not constitute or be counted as votes cast and therefore will not affect the vote on the ratification of auditors.

All Proxies properly executed and not revoked will be voted as specified.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

		Number of Times Met During 2004
The Corporation appointed the following committees for 2004:

AUDIT:	Phillip H. Bower, H. Thomas Davis Jr., James M. Furey II, R. Edward Nestlerode Jr., and James E. Plummer	6*

BUILDING:	Lynn S. Bowes, Michael J. Casale Jr., H. Thomas Davis Jr., Jay H. McCormick, and R. Edward Nestlerode Jr.	0

The Bank appointed the following committees for 2004:

AUDIT:	Phillip H. Bower, H. Thomas Davis Jr., James M. Furey II, R. Edward Nestlerode Jr., and James E. Plummer	6

BUILDING & INSURANCE:	Phillip H. Bower, Michael J. Casale Jr., H. Thomas Davis Jr., James M. Furey II, and Jay H. McCormick	1

EXECUTIVE:	Lynn S. Bowes, Michael J. Casale Jr., H. Thomas Davis Jr., Jay H. McCormick, and R. Edward Nestlerode Jr.	0

COMPENSATION & BENEFITS:	Lynn S. Bowes, Michael J. Casale Jr., Jay H. McCormick, R. Edward Nestlerode Jr., and James E. Plummer	2

ASSET LIABILITY:	Phillip H. Bower, Lynn S. Bowes, James M. Furey II, James E. Plummer, Hubert A. Valencik, Ronald A. Walko, William P. Young, and William H. Rockey	4

* Audit Committee functions were performed by the Audit Committee of the Bank, which is synonymous with the Audit Committee of the Corporation and is composed of five (5) directors of the Bank who are directors of the Corporation (each of whom is independent within the meaning of NASDAQ listing standards).

The Board of Directors of the Corporation met nine (9) times during 2004.  The Board of Directors of the Bank met twenty-six (26) times during 2004.  All of the Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the Committees of which they were members.

In the view of the Board of Directors, all directors who are independent within the meaning of the NASDAQ listing standards should participate in the selection of director nominees.  Accordingly, all directors, except for Directors Walko and Rockey, participate in the selection of director nominees.  Directors who participate in the selection of director nominees operate under a written charter, a copy of which was included as an exhibit to the proxy statement for the Corporation’s 2004 annual meeting of shareholders and is available upon request to the Corporation’s President.  Independent directors considering the selection of director nominees will consider candidates recommended by shareholders.  Shareholders desiring to submit a candidate for consideration as a nominee of the Board of Directors must submit the same information with regard to the candidate as that required to be included in the Corporation’s proxy statement with respect to nominees of the Board of Directors in addition to any information required by the Bylaws of the Corporation. Shareholder recommendations should be submitted in writing to Penns Woods Bancorp, Inc., 115 South Main Street, Jersey Shore, Pennsylvania 17740  (Attention: President and Chief Executive Officer), on or before December 31 of the year preceding the year in which the shareholder desires the candidate to be considered as a nominee.  Although the Board of Directors at this time does not utilize specific written qualifications for directors, candidates must possess a general understanding of the financial services industry or otherwise be able to provide some form of benefit to the corporation’s business, possess the skills and capacity necessary to provide strategic direction to the Corporation, be willing to represent the interests of all shareholders, be able to work in a collegial board environment, and be available to devote the necessary time to the business of the Corporation.  In addition to these requirements, candidates will be considered on the basis of diversity of experience, skills, qualifications, occupations, education and backgrounds, and whether the candidate’s skills and experience are complementary to the skills and experience of other Board members.  Candidates recommended by shareholders will be evaluated on the same basis as candidates recommended by the independent directors.

Nominations for director to be made at the Annual Meeting by shareholders entitled to vote for the election of directors must be submitted to the President and Chief Executive Officer of the Corporation no later than the close of business on the twentieth day immediately preceding the Annual Meeting, which notice must contain certain information specified in the Bylaws.  No notice of nomination for election as a director has been received from any shareholder as of the date of this Proxy Statement.  If a nomination is attempted at the Annual Meeting that does not comply with the procedures required by the Bylaws or if any votes are cast at the Annual Meeting for any candidate not duly nominated, then such nomination and/or such votes may be disregarded.

COMPENSATION OF DIRECTORS

All directors of the Bank receive $650.00 for each meeting of the Board of Directors and $300.00 for each committee meeting of the Board of Directors of the Bank.  A $3,000 retainer fee was also paid to each Director of the Corporation during 2004.  In addition, directors receive compensation for accompanying an officer on property appraisals at a rate of $20.00 for the first hour and $10.00 for each subsequent hour.  The Secretary of the Board of Directors also receives $50.00 for each Board meeting.  In the aggregate, the Board of Directors received $185,500 for all Board of Directors’ meetings and committee meetings of the Bank attended.  This total also includes the total received for appraisals, and the secretarial function. Certain directors have entered into deferred compensation agreements with the Corporation pursuant to which all or a specified portion of the directors’ fees are deferred until their retirement or termination of service.  Interest on amounts credited to the account balance for each director accrues at an amount equal to one-half of the Corporation’s return on equity for the prior year. Benefits payable under the agreements are funded by a single premium corporate-owned life insurance policy on the lives of the participating directors with benefits payable to the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. James E. Plummer retired from Jersey Shore State Bank in June 1995.  He was the President of Lock Haven Savings Bank until April 1995.  He is currently a member of the Compensation and Benefits Committee.  Mr. Plummer has no disclosable relationships or related transactions with the Corporation or any other subsidiary.  He is Secretary of the Board of Directors of the Bank.

ELECTION OF DIRECTORS

The Bylaws provide that the Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) Directors who are shareholders, the exact number to be fixed and determined from time to time by resolution of the full Board of Directors or by resolution of the shareholders at any annual or special meeting.  The Board of Directors has set the number of Directors at ten (10). The Bylaws further provide that the Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, Class 2, and Class 3.  The Directors of each class serve for a term of three (3) years and until their successors are elected and qualified.  The Directors of the Corporation serve as follows:

Nominees for election as Class 3 Directors to serve until 2008:	Class 2 Directors whose term expires in 2006:	Class 1 Directors whose term expires in 2007:
Lynn S. Bowes (age 67)	Phillip H. Bower (age 71)	Michael J. Casale Jr. (age 53)
H. Thomas Davis Jr. (age 56)	James M. Furey II (age 57)	R. Edward Nestlerode Jr. (age 52)
Jay H. McCormick (age 67)	James E. Plummer (age 62)	William H. Rockey (age 58)
Ronald A. Walko (age 58)

The Board of Directors has affirmatively determined that all of the Corporation’s directors are independent within the meaning of the NASDAQ listing standards, except for Ronald A. Walko, President and Chief Executive Officer of the Corporation and the Bank, and William H. Rockey, Senior Vice President of the Corporation and the Bank. The Board categorically determined that a lending relationship resulting from a loan made by the Bank to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. The Board also categorically determined that maintaining with the Bank a deposit, savings or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers.

The Proxies solicited hereunder will be voted “FOR” (unless otherwise directed) the three (3) nominees listed previously for election as Class 3 Directors.  Each nominee has agreed to serve if elected and qualified.  The Corporation does not contemplate that any nominee will be unable to serve as a Director for any reason.  However, in the event one or more of the nominees should be unable to stand for election, Proxies will be voted for the remaining nominees and such other persons selected by the Board of Directors, in accordance with the best judgment of the Proxy holders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL OWNERS

As of March 7, 2005, there were no persons who owned of record or who are known by the Board of Directors to be beneficial owners of more than 5% of the Corporation’s Common Stock.

BENEFICIAL OWNERSHIP AND OTHER INFORMATION REGARDING DIRECTORS AND MANAGEMENT

The following table sets forth as of March 7, 2005, information regarding the number of shares and percentage of the outstanding shares of Common Stock beneficially owned by each Director, executive officer and as a group.

Name	Principal Occupation for Past Five Years	Amount & Nature of Beneficial Ownership (1)		% of Total Shares Outstanding
Phillip H. Bower	Owner, Central Equipment Co. (Equipment Rental)	51,451	(2)	1.55%
Lynn S. Bowes	Farmer	63,007	(3)	1.90%
Michael J. Casale Jr.	Partner in the Law Firm of Casale & Bonner PC	15,487	(4)	.47%
H. Thomas Davis Jr.	President and Chief Executive Officer of Franklin Insurance Co., Inc.	14,501	(5)	.44%
James M. Furey II	President and Owner of Eastern Wood Products; (Hardwood Lumber Products)	10,656	(6)	.32%
Jay H. McCormick	President and Owner of J.H.M. Enterprises, Inc. (Trucking Company)	24,867	(7)	.75%
R. Edward Nestlerode Jr.	Vice President of Nestlerode Contracting Co., Inc.	9,475	(8)	.29%
James E. Plummer	Secretary of the Bank; Retired, Former President of Lock Haven Savings Bank	30,137	(9)	.91%
William H. Rockey	Senior Vice President of the Bank; Senior Vice President of the Corporation; Former President of First National Bank of Spring Mills	26,392	(10)	.79%
Hubert A. Valencik	Senior Vice President and Chief Operations Officer of the Bank; Senior Vice President of the Corporation	13,144	(11)	.40%
Ronald A. Walko	President and Chief Executive Officer of the Bank; President and Chief Executive Officer of the Corporation	13,577	(12)	.41%

All Executive Officers and Directors as a group		272,694		8.21%

(1)                        The amounts include the following shares of common stock that the individual has the right to acquire as of March 7, 2005 by exercising outstanding stock options:

Phillip H Bower	303
James E. Plummer	578
James M. Furey II	303
R. Edward Nestlerode Jr.	853
H. Thomas Davis Jr.	275
Ronald A. Walko	1,898
Lynn S. Bowes	578
Hubert A. Valencik	1,403
Jay H. McCormick	303

Total shares available to acquire by exercising outstanding stock options: 6,494

(2)                    Includes 43,575 shares held jointly with spouse, 660 shares held individually, and 6,913 shares held beneficially with grandchildren.

(3)                    Includes 37,959 shares held jointly with spouse, 21,721 shares held individually, and 2,749 shares held beneficially.

(4)                    Includes 10,765 shares held jointly with spouse, and 4,722 shares held beneficially.

(5)                    Includes 14,226 shares held individually.

(6)                    Includes 4,873 shares held jointly with spouse, 4,996 held individually, and 484 shares held beneficially.

(7)                    Includes 20,572 shares held individually, and 3,990 shares held benefically.

(8)                    Includes 3,677 shares held jointly with spouse, 3,993 shares held individually, and 952 shares held beneficially with children and company.

(9)                    Include 20,520 shares held jointly with spouse, 7,733 shares held individually, and 1,306 shares held benefically.

(10)              Includes 26,392 shares held jointly with spouse.

(11)              Includes 1,934 shares held jointly with spouse, and 9,807 shares held individually.

(12)              Includes 10,895 shares held jointly with spouse, 363 shares held individually, and 421 shares held benefically.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Corporation’s Officers and Directors, and any persons owning ten percent or more of the Corporation’s Common Stock, to file in the personal capacities initial statements of ownership, statements of changes in ownership and annual statements of ownership with the Securities and Exchange Commission (the “SEC”).  Persons filing such ownership statements are required by SEC regulation to furnish the Corporation with copies of all such statements filed with the SEC.  The rules of the SEC regarding the filing of such statements require that “late filings” be disclosed in the Corporation’s proxy statement.  Based solely on the Corporation’s review of any copies of such statements received by it, the Corporation believes that during 2004 there were no late filings.

EXECUTIVE COMPENSATION

The following table sets forth the annual compensation for services in all capacities to the Corporation and the Bank for the three years ended December 31, 2004 for those persons who were, as of December 31, 2004, the Chief Executive Officer and the only other executive officer whose total annual salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION				LONG TERM COMPENSATION
					AWARDS		PAYOUTS
Name and Principal Position	Year	Salary (1)	Bonus ($)	Other Annual Compensation ($) (2)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($) (3)
Ronald A. Walko	2004	$223,263	$81,802	$0	$0	0	$0	$5,717
Chief Executive	2003	$220,510	$76,514	$0	$0	0	$0	$5,473
Officer (4)	2002	$204,008	$65,981	$0	$0	0	$0	$5,079

Hubert A. Valencik	2004	$109,917	$23,653	$0	$0	0	$0	$4,662
Senior Vice	2003	$101,842	$21,538	$0	$0	0	$0	$4,365
President (5)	2002	$97,838	$20,322	$0	$0	0	$0	$4,329

(1)          Total includes base salary and directors fees for Mr. Walko and base salary for Mr. Valencik.  Mr. Walko received directors’ fees of $19,250, $15,500, and $14,500 in 2004, 2003 and 2002 respectively.  A retainer fee of $3,000 is included in the directors’ fee total for 2004, 2003, and 2002.

(2)          The cost of certain perquisites and other personal benefits are not included because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus.

(3)          Indicates contributions by the Bank to the Bank’s 401(k) Plan for the benefit of Mr. Walko and Mr. Valencik.

(4)          Mr. Walko serves as both Chief Executive Officer & President of the Corporation and the Bank and is a member of the Board of Directors of the Corporation and the Bank.

(5)          Mr. Valencik serves as Senior Vice President of the Corporation and as Senior Vice President & Chief Operations Officer of the Bank.

OPTIONS/SAR GRANTS

There were no grants of stock options during the fiscal year 2004.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options/SARs at FY-End($) Exercisable/ Unexercisable (2)
Ronald A. Walko	1,100	$12,034	1,898/0	$18,306/$0
Hubert A. Valencik	825	$9,545	1,430/0	$15,255/$0

(1)          All amounts represent stock options. No SARs or SARs granted in tandem with stock options were either exercised during 2004 or outstanding at fiscal year-end 2004.

(2)          “In the money” options are stock options with respect to which the market value of the Corporation’s Common Stock exceeded the exercise price at December 31, 2004.  The value of such options is determined by subtracting the aggregate exercise price of such options from the aggregate fair market value of underlying shares of Common Stock on December 31, 2004.

PRINCIPAL OFFICERS OF THE CORPORATION

The following table lists the Executive Officers of the Corporation as of March 7, 2005:

Name	Age	Position and/or Offices With the Corporation	Bank Employee Since	Number of Shares of the Corporation	Year First Elected an Officer
Ronald A. Walko	58	President & Chief Executive Officer	1986	13,577	1987
Hubert A. Valencik	63	Senior Vice President	1984	13,144	1985

Mr. Walko joined the Bank in 1986 as Vice President and Senior Loan Officer.  He was elected Executive Vice President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in May 1999, and became President and Chief Executive Officer of Penns Woods Bancorp, Inc. and the Bank in August 2000.

Mr. Valencik has informed the Corporation of his intent to retire effective July 15, 2005.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

Mr. Ronald A. Walko

In August of 1991, Mr. Walko entered into an employment agreement with the Bank.  Under the terms of the employment agreement, he will receive an annual base salary of at least $223,263. The term of the Agreement was five years, subject to automatic renewal after each successive five-year term.  The agreement was last renewed in 2001.

Under the current employment agreement, increases in compensation will be determined in accordance with the annual performance evaluation.  Mr. Walko has the right to terminate this agreement upon 60 days written notice to the Bank if he does not receive an increase in compensation on each annual anniversary date.  The Bank will also provide, at its expense, Mr. Walko with an automobile for business purposes, annual membership at the Ross Club or similar organization and all benefits provided to other employees as set forth in the Corporation’s Employee Handbook.

The employment agreement may be terminated by the Bank for cause, as defined in the agreement.  In the case of termination for cause, the Bank will pay one-half the salary of Mr. Walko for the period of time between the date of termination and the end of term of the agreement, or the date Mr. Walko commences comparable employment on a full time basis elsewhere, whichever occurs first.  If the agreement is terminated by the Bank without cause the Bank will pay Mr. Walko his full salary for the period of time between the date of termination and the end of the term of the agreement, or the date Mr. Walko commences comparable employment elsewhere on a full time basis, whichever occurs first.  If during the term of the agreement Mr. Walko dies or becomes disabled, Mr. Walko or his estate will be paid an amount equal to six months compensation or the balance due on this contract, whichever is less.  If Mr. Walko terminates this agreement because he is reduced to a lesser stature and authority, the Bank will pay the balance of all sums due under the contract up to the date of termination.  If Mr. Walko voluntarily terminates his agreement for reasons other than changes in stature and authority, he will not work for another banking institution having an office in Lycoming County, Pennsylvania for a one-year period after the date of termination.

The Bank has entered into a severance agreement with Mr. Walko.  Under the terms of the severance agreement, if Mr. Walko’s employment is terminated within two years after a change in control of the Corporation he will be entitled to receive from the Corporation (i) his full compensation and benefits from the Notice of Termination (as defined) until the date of termination and (ii) a lump sum severance payment equal to two times the annual average of salary plus bonuses earned by him during the five calendar years preceding the date of termination; such amount would be prorated, however, if the termination occurs within two years of his 65th birthday.  The agreement also provides Mr. Walko with insurance coverage similar to coverage in effect immediately prior to the Notice of Termination for a period of twenty-four months; however, these benefits will be reduced to the extent that he receives comparable benefits from another employer during the corresponding period.  In addition to the retirement benefits he is entitled to receive under the Bank Pension Plan or any other pension or retirement plan in which he participates, the Corporation will pay him a lump sum equal to the actuarial equivalent of the excess of the accrued retirement pension up to the date of termination, adjusted for an additional twenty-four months of credited service at his compensation and the actual accrued up to his date of termination (in no event will months of age or service credit be accumulated after his 65th birthday).

During any period following a change in control of the Corporation, if Mr. Walko’s employment is terminated by the employer for disability, or by the employer or the employee by reason of retirement or death, the benefits will be determined in accordance with the Corporation’s programs then in effect.  If the employee is terminated by his employer for cause subsequent to a change in control or is terminated by the employee for other than good reason or retirement, he will receive full compensation through the date of termination and will have no further rights under this agreement thereafter.

The severance agreement will be in effect until Mr. Walko attains age 65 or until the date of termination, whichever occurs first.

Mr. Hubert A. Valencik

In October 1984, Mr. Valencik entered into an employment agreement with the Bank, pursuant to which Mr. Valencik agreed to serve in the capacities designated by the Bank, at its discretion. The term of the original agreement was five years, subject to automatic renewal after each successive five-year term.  Mr. Valencik or the Bank may terminate the agreement if written notice of the intent not to renew the agreement is provided to the other at least thirty days prior to the end of the term.  The agreement was last renewed in 2004.  Under the terms of the agreement, he will receive an annual salary of $109,917 subject to annual increases.

Under the employment agreement, increases in compensation will be determined in accordance with the annual performance evaluation.  The Bank will also provide Mr. Valencik, at its expense, an automobile for business purposes, annual membership at the Clinton Country Club or similar organization and all benefits provided to other employees as set forth in the Corporation’s Employee Handbook.  If at any time the agreement is not extended or renewed, the Bank will at the time of termination pay Mr. Valencik six times the total monthly compensation being received by him at that time.

The Bank has entered into a severance agreement with Mr. Valencik.  Under the terms of the severance agreement, if the executive officer’s employment is terminated within two years after a change in control of the Corporation he will be entitled to receive from the Corporation (i) his full compensation and benefits from the Notice of Termination (as defined) until the date of termination and (ii) a lump sum severance payment equal to two times the annual average of salary plus bonuses and other sums shown as compensation on his Form W-2 (excluding amounts that are attributable to stock options on the W-2) during the sixty month period ending on the date of termination; such amount would be prorated, however, if the termination occurs within two years of his 65th birthday.  The agreement also provides Mr. Valencik with insurance coverage similar to coverage in effect immediately prior to the Notice of Termination for a period of twenty-four months; however, these benefits will be reduced to the extent that he receives comparable benefits from another employer during the corresponding period.  In addition to the retirement benefits he is entitled to receive under the Bank Pension Plan or any other pension or retirement plan in which he participates, the Corporation will pay him a lump sum equal to the actuarial equivalent of the excess of the accrued retirement pension up to the date of termination adjusted for an additional twenty-four months of credited service at his compensation and actual accrued up to his date of termination (in no event will months of age or service credit be accumulated after his 65th birthday).

During any period following a change in control of the Corporation, if employment is terminated by the employer for disability, or by the employer or the employee by reason of retirement or death, Mr. Valencik’s benefits shall be determined in accordance with the Corporation’s programs then in effect.  If Mr. Valencik is terminated by his employer for cause subsequent to a change in control or is terminated by the employee for other than good reason or retirement, he will receive full compensation and all fringe benefits he was entitled to through the date of termination and shall have no further rights under this agreement thereafter.

The severance agreement will be in effect until Mr. Valencik attains age 65.

BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

The Board of Directors of the Corporation is responsible for the management of the affairs of the Corporation and the supervision of its subsidiary, Jersey Shore State Bank.  The Board of Directors best serves the interest of its shareholders, customers and the communities served by the Corporation and its subsidiary by engaging persons who have the skills and expertise to implement the strategic goals and objectives of the Corporation in a cost-effective manner.  The Corporation’s philosophy concerning the Bank’s compensation program is to offer competitive compensation for each employee based upon their personal performance and contributions to the success of the Corporation.

The Compensation and Benefits Committee, which is comprised of the five (5) outside directors listed below, each of whom is independent within the meaning of NASDAQ standards, administers the compensation program.  The Committee’s objective is to establish a compensation policy that will enable the Corporation to attract, retain, motivate, and reward executive officers who are critical to the success of the Corporation.  The Committee believes that the existing compensation program accomplishes these objectives.  The Committee determines annually the compensation of the executive officers, which includes the Chief Executive Officer (the “CEO”) the President and Senior Vice Presidents.  The Board of Directors ratifies all actions taken by the Committee as they relate to the compensation of the executive officers.

CEO and Named Executive Compensation

The Board of Directors set the 2004 base compensation for Mr. Ronald A. Walko at $223,263, including merit increases based upon an employment agreement that was adopted in August 1991.  The base compensation for Mr. Hubert A. Valencik was determined to be $109,917 based upon an employment agreement that was adopted in October 1984.  The employment agreements are described above under the option “Executive Employment and Severance Agreements.”

Executive Officers and Employees

Increases in the compensation of the other executive officers is determined by the Committee based upon, among other things, the following factors: earnings, return on assets, return on equity, total assets, and the quality of the loan portfolio of the Corporation and the Bank.  Notwithstanding the foregoing, the Committee’s determination is based upon a review of all information that it deems relevant in determining, with respect to each particular executive officer, the compensation to be paid to such officer.

In addition to base salary, the executive officers of the Corporation and the Bank may participate in the annual and long term incentive plans, including stock options and bonuses that are granted to certain senior executive officers and a 401(k) plan.  The 401(k) plan is available to all qualified Bank employees.

The Corporation’s stock option plans have expired by their terms and no additional options can be granted under such plans. The Bank’s defined benefit pension plan was amended, effective January 1, 2004, to cease Plan eligibility for employees with a hire date of January 1, 2004 or later. Employees with a hire date of January 1, 2004 or later or eligible to receive, after one year of service, an annual contribution by the Bank equal to a discretionary percentage of an employee’s base compensation into an account established for the employee under the 401(k) plan. Cash bonuses are payable to executive officers of the Corporation and the Bank at the discretion of the Board of Directors based on the Board’s evaluation of the quantity and quality of Corporation’s earnings and other factors and information deemed relevant by the Board. Cash bonuses paid to executive officers other than the Chief Executive Officer are based on the recommendation of the Chief Executive Officer. Cash bonuses paid to the Chief Executive Officer are determined solely by the Board.

The compensation opportunities that are available to the Bank’s employees are influenced by market conditions, the individual’s responsibilities, and the employee’s contributions to the success of the Corporation.  Employees are reviewed annually on a calendar basis. The Bank attempts to offer compensation that is comparable with that offered by other employers in our industry.  The Corporation strives to meet its objectives and strategic goals by providing fair compensation to its employees.

Members of the Compensation & Benefits Committee

Lynn S. Bowes, Michael J. Casale Jr., Jay H. McCormick,

R. Edward Nestlerode Jr., and James E. Plummer

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the yearly dollar change in the cumulative shareholder return on the Corporation’s Common Stock against the cumulative total return of the S&P 500 Stock Index, the NASDAQ Bank Index and a Pennsylvania Peer Group Index for the period of five (5) fiscal years assuming the investment of $100.00 on December 31, 1999 and assuming the reinvestment of dividends.  The shareholder return shown on the graph below is not necessarily indicative of future performance.  Given the Corporation’s status as a NASDAQ issuer, the Corporation has added the NASDAQ Bank Index as an additional published industry index for 2005.  The Corporation believes that the NASDAQ Bank Index will be a more appropriate industry index for comparison purposes, and will be used in the future proxy statements in lieu of the Pennsylvania Peer Group Index listed below.

	1999	2000	2001	2002	2003	2004
Penns Woods Bancorp, Inc.	$100.00	$84.63	$93.59	$100.62	$146.69	$157.21
S&P 500	100.00	90.97	80.19	62.57	80.32	88.94
NASDAQ Bank Index	100.00	117.20	131.88	141.08	187.05	212.19
PA-Peer Group	100.00	82.36	105.86	138.07	182.11	202.87

(1)   The Peer Group for which information appears above includes the following companies: ACNB Corporation; Bryn Mawr Bank Corp.; Comm Bancorp, Inc; CNB Financial Corp.; Citizens & Northern Corp.; Ephrata National Bank; First Chester County Corp.; First Keystone Corp.; First National Community Bancorp; Franklin Financial Services; IBT Bancorp, Inc.; and NSD Bancorp, Inc. These companies were selected based on three criteria: total assets between $350 million and $825 million; market capitalization greater than $60 million; and headquarters located in Pennsylvania.

AUDIT COMMITTEE REPORT

The audit committee of the Board of Directors is composed of five (5) independent directors as defined under NASDAQ listing standards.  The audit committee operates under a written charter adopted by the Board of Directors, a copy of which was included as an exhibit to the proxy statement for the Corporation’s 2004 annual meeting and is available upon request to the Corporation’s President.

The audit committee has reviewed the audited financial statements of the Corporation for the fiscal year ended December 31, 2004, and discussed them with management and the Corporation’s independent accountants, S.R. Snodgrass, A.C.  The audit committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.

The audit committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1, and the audit committee has discussed the accountants’ independence from the Corporation and management with the accountants.

Based on the review and discussions described above, the audit committee recommended to the Board of Directors that the Corporation’s audited financial statements for the fiscal year ended December 31, 2004, be included in the Corporation’s Annual Report on Form 10-K for that fiscal year.

In connection with standards for independence of the Corporation’s external auditors issued by the Securities and Exchange Commission, during the 2005 fiscal year the audit committee will undertake to consider in advance of the provision of any nonaudit services by the Corporation’s independent accountants whether the provision of such services is compatible with maintaining the independence of the Corporation’s external auditors.

Members of the Audit Committee

Phillip H. Bower, H. Thomas Davis Jr., James M. Furey II,

R. Edward Nestlerode Jr., and James E. Plummer

Audit Fees

The fees for professional services incurred by the Corporation for services rendered by the Corporation’s independent auditors in connection with the audit of the Corporation’s financial statements for the years ended December 31, 2004 and December 31, 2003, audit of the Corporation’s internal control over financial reportings, and the review of the Corporation’s Forms 10-Q for such fiscal years was $99,795 and $63,900, respectively. All such services were performed by permanent, full-time employees of S.R. Snodgrass, A.C.

Audit-Related Fees

Audit-Related fees for the audits of the Bank’s employee benefit plans’ financial statements for the years ended December 31, 2004 and December 31, 2003, were $12,034 and $11,900, respectively.

Tax Fees

Tax fees for the years ended December 31, 2004 and December 31, 2003 resulting from services provided by the Corporation’s independent auditors totaled $11,462 and $3,500, respectively.

Other Fees

Fees billed to the Corporation and Bank by S.R. Snodgrass, A.C. for years ended December 31, 2004 and December 31, 2003 for other services totaled $7,343 and $6,700, respectively. These services related to consulting services provided for strategic planning sessions with the Board of Directors.

Pre-approval of Audit and Permissable Non-Audit Services

The Audit committee of the Board of Directors pre-approves all audit and permissible non-audit services provided by the Corporation’s independent auditors.  All of the services provided by S.R. Snodgrass, A.C. set forth above were pre-approved by the Audit Committee.

Audit Committee Financial Expert

The Board of Directors has designated James E. Plummer as the audit committee financial expert, and has determined that Mr. Plummer is independent within the meaning of the NASDAQ listing standards.

RETIREMENT PLAN

The Bank maintains a noncontributory defined benefit pension plan the (“Plan”) for all employees hired prior to January 1, 2004, meeting certain age and length of service requirements.  Benefits are based primarily on years of service and the average annual compensation earned by an employee, which is the employee’s annual compensation averaged over the five highest paid consecutive calendar years within the ten years of employment.  Annual compensation is based upon the employee’s W-2 wages, which includes base salary, bonus, personal vehicle mileage for certain executive officers and life insurance coverage that exceeds $50,000.  The Bank’s funding policy is consistent with the funding requirements of Federal law and regulations.  Plan assets are comprised of Common Stock and U.S. Government and corporate debt securities. The plan was amended, effective January 1,2004, to cease eligibility for employees with a hire date of January 1, 2004 or later. Employees with a hire date of January 1, 2004 or later are eligible to receive, after one year of service, an annual contribution by the Bank equal to a discretionary percentage of an employee’s base compensation into an account established for the employee under the 401(k) plan.

The accrued normal retirement benefit is determined by the following formula: 1.4% of the average annual compensation up to social security covered compensation multiplied by the credited service, plus 2% of the average annual compensation that is in excess of the Social Security covered compensation multiplied by the number of years of credited service.  Based on the preceding formula, projected annual retirement benefits for a participant turning age 65 in 2004 are set forth below.

Final Five Years Annual Compensation		Total Projected Years of Service
		15	20	30	35
$10,000		2,100	2,800	4,200	4,900
20,000		4,200	5,600	8,400	9,800
30,000		6,300	8,400	12,600	14,700
40,000		8,400	11,200	16,800	19,600
50,000		10,834	14,446	21,669	25,280
60,000		13,834	18,446	27,669	32,280
70,000		16,834	22,446	33,669	39,280
80,000		19,834	26,446	39,669	46,280
90,000		22,834	30,446	45,669	53,280
100,000		25,834	34,446	51,669	60,280
125,000		33,334	44,446	66,669	77,780
160,000		43,834	58,446	87,669	102,280
170,000		46,834	62,446	93,669	109,280
200,000	*	55,834	74,446	111,669	130,280
225,000		57,334	76,446	114,669	133,280
250,000		57,334	76,446	114,669	133,280

* Compensation, for the purpose of calculating benefits is limited by the Internal Revenue Code to $205,000.

The estimated annual benefits payable upon retirement at normal retirement to Mr. Walko are $91,890 and to Mr. Valencik are $46,163.  As of December 31, 2004, Mr. Walko was credited with seventeen years of service and Mr. Valencik was credited with nineteen years of service.  The number of active plan participants in 2004 was 139.  Total plan assets as of December 31, 2004 were $4,549,678.

SHAREHOLDER PROPOSALS

Securities and Exchange Commission Regulations permit shareholders to submit proposals for consideration at annual meetings of shareholders.  Any such proposals for the Corporation’s annual meeting of shareholders to be held in 2006, must be submitted in writing to the President of Penns Woods Bancorp, Inc., at its principal executive office, 300 Market Street, P.O. Box 967, Williamsport, PA 17703-0967, on or before November 21, 2005, and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that Meeting.

A shareholder proposal submitted after November 21, 2005, or which does not otherwise meet the requirements of the Securities and Exchange Commission, will not be included in the Corporation’s proxy statement for the annual meeting to be held in 2006, but may be presented for consideration at the annual meeting.  If the shareholder intending to present such a proposal has not provided the Corporation written notice of the matter on or before February 4, 2006, the proxy holders of the Board of Directors will have discretionary authority to vote on such proposal at the meeting.

CERTAIN TRANSACTIONS

There have been no material transactions between the Corporation and the Bank, or any material transactions proposed, with any Director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons.  The Corporation and the Bank have had, and intend to continue to have, banking and financial transactions in the ordinary course of business with Directors and Officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

Total loans outstanding from the Bank at December 31, 2004 to the Corporation’s and the Bank’s Officers and Directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $11,674,000 or approximately 20.6% of the total equity capital of the Bank.  Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors of the Corporation has appointed the firm of S.R. Snodgrass, A.C., Certified Public Accountants (the “Auditors”), of Wexford, Pennsylvania, as the Corporation’s independent auditors for its 2005 fiscal year.  Such appointment is being submitted to shareholders for ratification.

The Auditors served as the Corporation’s independent public accountants for the 2004 fiscal year, provided assistance to the Corporation and the Bank in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates.  The non-audit services were approved by the Corporation’s and the Bank’s Board of Directors after due consideration of the effect of the performance thereof on the independence of the Auditors and after the conclusions by the Corporation’s and the Bank’s Board of Directors that there was no effect on the independence of the Auditors.  The Auditors have advised the Corporation that none of its members have any financial interest in the company.

A representative of S.R. Snodgrass, A.C., the accounting firm that examined the financial statements in the Annual Report, will attend the Annual Meeting.  This representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION FOR THE APPOINTMENT OF S.R. SNODGRASS, A.C., AS THE CORPORATIONS’ INDEPENDENT AUDITORS FOR THE 2005 FISCAL YEAR.  The affirmative vote of a majority of all votes cast at the Annual Meeting is required to ratify the appointment.  All proxies will be voted “FOR” ratification appointment unless a shareholder specifies to the contrary on such shareholder’s proxy card.

ANNUAL REPORT

A copy of the Corporation’s Annual Report and Form 10-K for its fiscal year ended December 31, 2004 is enclosed with this Proxy Statement.

OTHER MATTERS

The Board of Directors of the Corporation is not aware that any other matters are to be presented for action, other than the matters described in the accompanying Notice of Annual Meeting of Shareholders.  Because the Corporation has not received notice of any other matters to be presented for action at the meeting; if any other matters properly come before the Meeting, or any adjournments thereof, the proxy holders are authorized to vote thereon in their discretion.

All directors of the Corporation are expected to attend the Corporation’s annual meeting of shareholders.  In 2004, nine directors attended the annual meeting of shareholders.

Shareholders may communicate directly with the Board of Directors of the Corporation by contacting the Corporation’s President & Chief Executive Officer, Ronald A. Walko, 300 Market Street, Williamsport, PA 17701 (570-322-1111).  All bona fide communications received by the Corporation’s President & Chief Executive Officer will be relayed to the applicable member of the Board of Directors, or, if no specific director is designated to receive the communication, the appropriate party.

ADDITIONAL INFORMATION

UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 2004, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13-a(1) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM RONALD A. WALKO, PRESIDENT AND CHIEF EXECUTIVE OFFICER, PENNS WOODS BANCORP, INC.

By Order of the Board of Directors,

/s/ Ronald A. Walko
Ronald A. Walko
President and Chief Executive Officer

Dated: March 21, 2005

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PENNS WOODS BANCORP, INC.

			For	With- hold	Except
2005 ANNUAL MEETING PROXY		1. ELECTION OF DIRECTORS TO SERVE FOR A THREE YEAR TERM	☐	☐	☐
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Penns Woods Bancorp, Inc. (the “Corporation”) hereby constitutes and appoints Hubert A. Valencik and Ronald A. Walko and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the corporation, standing in my (our) names on its books on March 7, 2005, at the Annual Meeting of Shareholders of the Corporation to be held at the Williamsport Branch Office, Jersey Shore State Bank, 300 Market Street, Williamsport, Pennsylvania 17701 on April 27, 2005 at 1:00 P.M., and any adjournment or postponement thereof as follows.

Lynn S. Bowes H. Thomas Davis, Jr. Jay H. McCormick INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
		2. PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS	☐	☐	☐

		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. LUNCH WILL NOT BE SERVED.			☐

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

This proxy will be voted in the discretion of the proxy holders on such other business as may properly come before the meeting or any adjournment thereof.
Please be sure to sign and date this Proxy in the box below.	Dated:

Shareholder sign above	Co-holder (if any) sign above

 Detach above card, sign, date and mail in postage paid envelope provided.

PENNS WOODS BANCORP, INC.

Please sign this Proxy exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, trustee or guardian, or other fiduciary capacity please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or company name by authorized person.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.